EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form SB-2 for Emerge Capital Corp. of our report dated April 8, 2006 related to the balance sheet of Emerge Capital Corp. for the year ended December 31, 2005 and the related Statements of Operations, Shareholder’s Equity and Cash Flows for the years ended December 31, 2005 and 2004. We also consent to the reference to us under the headings “EXPERTS” in such Form SB-2.

/s/ Thomas Leger & Co., L.L.P.

Thomas Leger & Co., L.L.P.
Houston, Texas
June 20, 2006

23.2-1